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                                                               November 26, 1997



CONFIDENTIAL
------------

Mr. Thomas G. Wiggans, Chief Executive Officer
Connetics Corporation
3400 W. Bayshore Rd.
Palo Alto, CA  94303



Dear Thomas,


         This letter agreement (the "Agreement") will confirm the understanding between Connetics Corporation, a Delaware corporation, (the "Company"), and Gerard Klauer Mattison & Co., Inc. ("GKM"), pursuant to which the Company has retained GKM to render financial advisory services to the Company, with respect to the transactions described in Section 1 hereof (the "Transactions" or "Transaction"), on the terms and subject to the conditions set forth herein.

         1. Description of the Transactions. The role of GKM as financial advisor will include all transactions relating to both the strategic and financial positioning of the Company, including but not limited to, equity and debt financing, strategic relationships, joint ventures, partnerships, and merger and acquisition transactions. It is understood that GKM will serve only as a financial advisor with respect to such Transaction and will not serve as an underwriter, broker/dealer, placement agent, or finder in connection therewith.

         2. Retention. The Company hereby retains GKM and, subject to Section 3(c) hereof, GKM will act as the financial advisor to the Company in connection with, as requested by the Company, initiating and facilitating any Transactions until the earlier of the termination of this Agreement and one year from the date of this Agreement. As requested by the Company, GKM will assist in analyzing, structuring, negotiating and effecting the Transactions, as more fully described below, after it has met with management of the Company and its outside counsel

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and  accountants  and  analyzed,  among other things,  the  Company's  business,
operations  and  prospects;  and  the  Company's  science  and  technology.   As
appropriate, GKM will:

                  a. advise the Company with respect to the strategic valuation of the Company; and the structure, terms and timing of the Transactions;

                  b. assist the Company in preparing the required Transaction documents to the extent such documents relate to the terms of the Transaction or the terms of securities being offered in a Transaction;

                  c. render such other financial advisory services as may from time to time be agreed upon by the Company and GKM - see Section 3(d).

         It is understood that GKM is being engaged hereunder solely to provide the services described in this Section 2 to the Company, and that GKM is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder, unless mutually agreed upon by the Company and GKM.

         3. Compensation. In full payment for services rendered and to be rendered hereunder by GKM, the Company agrees to pay GKM as follows:

                  a. As compensation for its services to be rendered hereunder, the Company shall pay to GKM, pursuant to 3(b) below, a fee of seventy thousand dollars ($70,000) (the "Cash Compensation") and shall issue to GKM a warrant (the "Warrants") to purchase 6,000 shares of the Company's common stock. The Warrant shall be non-callable and have an exercise price of six dollars ($6.00) per share. The Warrant shall expire five years from its issue date, and shall be exercisable anytime during this period. The common stock underlying the Warrant shall be registered for resale within one year from the closing of the Transaction. Registration expenses will be the responsibility of the Company. The Warrant will bear customary legends regarding the fact that the Warrant and underlying shares are restricted securities and may not be resold except in connection with registration under, or exemption from, state and federal securities laws.

                  b. Upon closing of the first Transaction for which GKM has served as financial advisor to the Company, half of the Cash Compensation shall be paid, and the Warrant shall be issued, to GKM. The balance of the Cash Compensation shall be paid to GKM within five (5) business days after the close of the quarter in which such Transaction was completed.

                  c. In addition to the compensation to be paid to GKM as provided for above, the Company shall agree to pay to, or on behalf of, GKM, promptly as billed, all reasonable out-of-pocket expenses incurred by GKM in connection with its services to be

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rendered  hereunder,  including all  reasonable  fees,  disbursements  and other charges of GKM's counsel. GKM shall give prior notice to the Company of any expenses exceeding $500.

                  d. GKM may resign for any reason, or the Company may for any reason terminate the services of GKM, upon fifteen days' prior written notice to the other. If GKM resigns or the Company terminates GKM's services for any reason other than for Cause (as defined below), GKM shall be entitled to receive compensation as provided for in Sections 3(a) and 3(b), and GKM and its counsel shall be entitled to receive only the amounts provided for in Section 3(b) hereof and then only those amounts accrued and unpaid up to and including the effective date of such termination or resignation, as the case may be; provided, however, that if GKM's services are terminated by the Company, for Cause, GKM and its counsel shall be entitled to receive only the amounts provided for in
Section 3(b) hereof and then only those amounts accrued and unpaid up to and including the effective date of such termination or resignation, as the case may be. For purposes hereof, "Cause" shall mean gross negligence, willful malfeasance, illegal actions, repeated failure (after notice) by GKM to discharge its obligations hereunder, or other acts or omissions of similar gravity.

                  d. If the Company requests that GKM perform services outside of the scope of this Agreement, including but not limited to, raising capital or issuing opinions, the Company and GKM shall enter into additional and separate agreements for such services.

         4. Indemnity. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference.

         5. Representations, Warranties and Covenants of Company. The Company represents and warrants to, and covenants with, GKM that:

                  a. (i) The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all consents, authorizations, approvals and orders required in connection with the execution, delivery and performance hereof have been obtained; (ii) this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity; and
(iii) the execution, delivery and performance of this Agreement will not conflict in any material way with, result in a material breach of any of the terms or provisions of, or constitute a material violation or a material default under, any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

                  b. The Company shall furnish GKM with such information as GKM and the Company reasonably believe appropriate to GKM's assignment hereunder (all such

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information so furnished being the  "Information").  The Company  recognizes and confirms that GKM (i) will use, and rely primarily on, the Information and information available from generally recognized public sources (the "Other Information") in rendering its services without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such Other Information, (iii) will not make an appraisal of any assets of the Company and (iv) will provide its advice hereunder based on the Information and the Other Information. The Company shall promptly notify GKM of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to GKM of which the Company becomes aware.

                  c. During the term of this Agreement, the Company will give GKM prompt notice of any material change in the assets, liabilities, condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, as well as such other information concerning the business and financial condition of the Company as GKM may from time to time reasonably request.

         6. Survival of Certain Provisions. The expense, indemnification, reimbursement and contribution obligations contained in the Indemnification Agreement, the Company's obligation to pay any compensation earned pursuant hereto and the representations and warranties of the Company contained in
Section 5 hereof shall remain operative and in full force and effect regardless of (a) any withdrawal, termination or consummation of or failure to initiate or consummate a Transaction, (b) any investigation made by or on behalf of GKM or any other Indemnified Party (as defined in the Indemnification Agreement) or
(c) any termination of this Agreement, resignation of GKM hereunder or the termination of GKM's services hereunder, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, GKM and the Indemnified Parties (as defined in the Indemnification Agreement). Nothing herein requires the Company to consummate a Transaction or any other transaction contemplated hereby.

         7. Confidentiality. Any financial advice rendered by GKM pursuant to this Agreement may not be disclosed publicly in any manner without GKM's prior written approval, except as may be required by law or regulation or court order but subject to the limitation below. If the Company is required or reasonably expects to be required by legal or regulatory process or requirement to disclose any of such advice, the Company shall provide GKM with prompt notice thereof so that GKM may seek a protective order or other appropriate remedy or take other appropriate action. If a protective order or other remedy is obtained, the Company shall use all reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, the Company shall disclose only that portion of such advice which the Company is required to disclose by such legal or regulatory process or requirement. GKM agrees to hold all Information in confidence and to use such Information only for the purposes contemplated by this Agreement. Each party

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further  acknowledges its obligations under the Confidentiality  Agreement dated
November 12th, 1997 between the parties.

         8. Use of Name. The Company understands that GKM has not consented to being identified as financial advisor to the Company, and except as required by law, rule or regulation of any federal, state or local government or regulatory body, or by any securities exchange, the Company agrees that any direct or indirect references to GKM or any affiliate of GKM in any document, or any other release or communication, except as a result of a disclosure required by law or regulation or court order, shall be subject to GKM's prior approval.

         9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at its principal office at Connetics Corportion 3400 W. Bayshore Rd., Palo Alto, CA 94303, Attention: Thomas G. Wiggans and (b) if to GKM, at the office of Gerard Klauer Mattison & Co., Inc., 529 Fifth Avenue, New York, New York 10017, Attention: Ira Z. Leiderman.

         10. Future Advertisements. The Company agrees that GKM has the right to place advertisements describing its services to the Company under this Agreement in financial and other newspapers and journals at its own expense following the date upon which the Transaction closes. The Company shall have the right to review and approve such advertisements prior to their submission for publication.

         11. Miscellaneous.

                  a. This Agreement (including the attached Indemnification Agreement) and the Confidentiality Agreement between the Company and GKM, set forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties shall make reasonable efforts to resolve any dispute concerning this Agreements, its construction or its actual or alleged breach, by face-to-face negotiations. Should such negotiation fail to resolve the matter, the matter shall be finally decided by arbitration in accordance with the Rules then in effect of the American Arbitration Association. If any arbitration is initiated by either the Company or GKM, arbitration will be conducted in the New York, New York metropolitan area.

                  b. The Company (for itself, anyone claiming through it or in its name, and on behalf of its equity holders) and GKM each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

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                  c. This  Agreement may not be assigned by either party without the prior written consent of the other party.

                  d. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to GKM the enclosed duplicate copy of this Agreement.




                                        Very truly yours
                                        GERARD KLAUER MATTISON & CO., INC

                                        By:     /s/  Ira Z. Leiderman
                                              -----------------------------
                                              Senior Vice President





         Accepted and agreed to as of
         the date first written above

         CONNETICS CORPORATION


         By:      /s/  Thomas G. Wiggans
                ----------------------------
         Title: President and CEO